UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2013 (January 31, 2013)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, Robert Behringer informed Behringer Harvard Opportunity REIT II, Inc. (referred to herein as the “company,” “we,” “our” or “us”) that he is resigning his position as Chairman of the company and as a director effective as of January 31, 2013, due to a diagnosis he has received of a medical condition affecting his speech.  Mr. Behringer subsequently confirmed that there were no disagreements between the company and Mr. Behringer relative to this resignation.

On February 1, 2013, our board of directors expanded the number of directors by one, and appointed Michael J. O’Hanlon, our Chief Executive Officer and President, and Michael D. Cohen to fill the two vacancies on the board of directors.  At the same meeting, our board of directors also elected Robert S. Aisner, currently our Vice Chairman, to the office of Chairman.  The company will not replace the Vice Chairman position.  Messrs. O’Hanlon and Cohen were not named to any committees of the board of directors.

Mr. O’Hanlon is also the Chief Executive Officer and President of our advisor and our property manager.  Mr. Cohen is a Manager of Behringer Harvard Holdings, LLC, the indirect parent of our advisor (“Behringer Harvard”).  Mr. Cohen’s wife is trustee or beneficiary of several trusts that in the aggregate own a 15.3% interest in Behringer Harvard Holdings.

Additional information regarding transactions between the company and our advisor and its affiliates is set forth in Note 14 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, as filed with the SEC on November 14, 2012, and is incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: February 5, 2013	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel & Secretary